UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 23, 2024

ChampionX Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd

Building 4, 12th Floor

The Woodlands, Texas 77381

(Address of principal executive offices and zip code)

(281) 403-5772

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	CHX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 2, 2024, ChampionX Corporation (“ChampionX” or the “Company”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with Schlumberger Limited, a Curaçao corporation (“SLB”), Sodium Holdco, Inc., a Delaware corporation and indirect wholly owned subsidiary of SLB (“Sodium US”), and Sodium Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of SLB and Sodium US (“Merger Sub”), pursuant to which Merger Sub will be merged with and into ChampionX (the “Merger”) , with ChampionX surviving the Merger as an indirect wholly owned subsidiary of SLB.

On December 23, 2024, in order to mitigate the potential impact under Sections 280G and 4999 of the U.S. Internal Revenue Code of 1986, as amended (“Section 280G”) resulting from the treatment of potential payments that may be made in connection with the Merger, the Company entered into a Section 280G mitigation agreement (the “Agreement”) with Mr. Kenneth Fisher, the Company’s Chief Financial Officer. The Agreement amends certain restricted stock unit and performance share award agreements previously entered into with Mr. Fisher. The Agreement provides for the early settlement of 82,502 outstanding restricted stock unit awards by the issuance to Mr. Fisher of shares of restricted common stock of the Company (net of withholding taxes) (the “Restricted Stock”). The Restricted Stock remains subject to the same vesting schedules as the corresponding restricted stock unit awards. In addition, if Mr. Fisher terminates from employment prior to the vesting of the relevant portion of the awards, he will be required to repay the Company the value of the Restricted Stock that was withheld to satisfy any applicable withholding taxes. The Agreement also provides for the accelerated vesting of 43,795 performance shares that are expected to be earned as to performance on December 31, 2024 based on the satisfaction of applicable performance goals, and the issuance to Mr. Fisher of the number of shares of common stock in settlement thereof (net of withholding taxes).

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2024.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended.

Such forward-looking statements include statements relating to the transaction between SLB and ChampionX. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “potential,” “expects,” “believes,” “anticipates,” “should,” “estimates,” “may,” “can,” “could,” “would,” “will,” “see,” and other similar expressions or variations, but not all forward-looking statements include such words. These forward-looking statements involve known and unknown risks and uncertainties, and which may cause ChampionX’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to those factors and risks described in Part I, “Item 1. Business”, “Item 1A. Risk Factors”, and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in ChampionX’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 6, 2024, and the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChampionX Corporation

Date: December 26, 2024	By:	/s/ Julia Wright
Julia Wright
Senior Vice President, General Counsel and Secretary